CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 20, 2016
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. DECLARES CASH DIVIDEND

Dubuque, Iowa, January 20, 2016 - Heartland Financial USA, Inc. (NASDAQ: HTLF), announced that its board of directors approved a regular quarterly cash dividend of $0.10 per share on the company's common stock payable on March 4, 2016, to stockholders of record at the close of business on February 19, 2016. At December 31, 2015, there were 22,435,693 common shares outstanding listed on the NASDAQ Global Select Market under the symbol HTLF.

About Heartland Financial USA, Inc.
Heartland Financial USA, Inc. is a $7.7 billion diversified financial services company providing banking, mortgage, private client, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 94 banking locations serving 71 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado, Minnesota, Kansas, Missouri Texas and California, with mortgage loan production offices in California, Nevada and Idaho. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

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